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================================================================================


                         SECURITIES GUARANTEE AGREEMENT


                        Washington Water Power Capital I


                          Dated as of January 23, 1997

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                       THE WASHINGTON WATER POWER COMPANY


         RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939 AND
               SECURITIES GUARANTEE, DATED AS OF JANUARY 23, 1997*



                                                       SECURITIES
     TRUST INDENTURE ACT SECTION                       GUARANTEE SECTION(S)
     ---------------------------                       --------------------

     Section 310(a)(1)  . . . . . . . . . . . . . .    4.1(a)
                (a)(2)  . . . . . . . . . . . . . .    4.1(a)
                (a)(3)  . . . . . . . . . . . . . .    Not Applicable
                (a)(4)  . . . . . . . . . . . . . .    Not Applicable
                (b)     . . . . . . . . . . . . . .    2.8, 4.1(c), 4.1(d)
                (c)     . . . . . . . . . . . . . .    Not Applicable
     Section 311(a)     . . . . . . . . . . . . . .    2.2(b)
                (b)     . . . . . . . . . . . . . .    2.2(b)
                (c)     . . . . . . . . . . . . . .    Not Applicable
     Section 312(a)     . . . . . . . . . . . . . .    2.2(a)
                (b)     . . . . . . . . . . . . . .    2.2(b)
     Section 313        . . . . . . . . . . . . . .    2.3
     Section 314(a)     . . . . . . . . . . . . . .    2.4
                (b)     . . . . . . . . . . . . . .    Not Applicable
                (c)     . . . . . . . . . . . . . .    2.5
                (d)     . . . . . . . . . . . . . .    Not Applicable
                (e)     . . . . . . . . . . . . . .    1.1 (Definition of
                                                         Officer's
                                                         Certificate
     Section 315(a)     . . . . . . . . . . . . . .    3.1(c)
                (b)     . . . . . . . . . . . . . .    2.7(a)
                (c)     . . . . . . . . . . . . . .    3.1(d)
                (d)     . . . . . . . . . . . . . .    3.1(e)
     Section 316(a)(1)  . . . . . . . . . . . . . .    2.6, 5.4(a)
                (b)     . . . . . . . . . . . . . .    5.4(b)
                (c)     . . . . . . . . . . . . . .    Not Applicable
     Section 317        . . . . . . . . . . . . . .    3.1(f)
     Section 318        . . . . . . . . . . . . . .    2.1

----------
* This Reconciliation and Tie does not constitute part of the Securities Guarantee and shall not affect the interpretation of any of its terms or provisions.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

          SECTION 1.1    Definitions and Interpretation  . . . . . . . . . . . 2

                                   ARTICLE II
                               TRUST INDENTURE ACT

          SECTION 2.1    Trust Indenture Act; Application  . . . . . . . . . . 5
          SECTION 2.2    Lists of Holders of Securities  . . . . . . . . . . . 5
          SECTION 2.3    Reports by the Guarantee Trustee  . . . . . . . . . . 5
          SECTION 2.4    Periodic Reports to Guarantee Trustee     . . . . . . 5
          SECTION 2.5    Evidence of Compliance with Conditions Precedent  . . 6
          SECTION 2.6    Events of Default; Waiver . . . . . . . . . . . . . . 6
          SECTION 2.7    Event of Default; Notice  . . . . . . . . . . . . . . 6
          SECTION 2.8    Conflicting Interests . . . . . . . . . . . . . . . . 6

                                   ARTICLE III
                          POWERS, DUTIES AND RIGHTS OF
                                GUARANTEE TRUSTEE

          SECTION 3.1    Powers and Duties of the Guarantee Trustee  . . . . . 7
          SECTION 3.2    Certain Rights of Guarantee Trustee . . . . . . . . . 8
          SECTION 3.3    Not Responsible for Recitals or Issuance of
                         Guarantee Securities  . . . . . . . . . . . . . . .  10

                                   ARTICLE IV
                                GUARANTEE TRUSTEE

          SECTION 4.1    Guarantee Trustee; Eligibility  . . . . . . . . . .  10
          SECTION 4.2    Appointment, Removal and Resignation of Guarantee
                         Trustee . . . . . . . . . . . . . . . . . . . . . .  11

                                    ARTICLE V
                                    GUARANTEE

          SECTION 5.1    Guarantee . . . . . . . . . . . . . . . . . . . . .  12
          SECTION 5.2    Waiver of Notice and Demand . . . . . . . . . . . .  12
          SECTION 5.3    Obligations Not Affected  . . . . . . . . . . . . .  12
          SECTION 5.4    Rights of Holders . . . . . . . . . . . . . . . . .  13
          SECTION 5.5    Guarantee of Payment  . . . . . . . . . . . . . . .  13
          SECTION 5.6    Subrogation . . . . . . . . . . . . . . . . . . . .  13
          SECTION 5.7    Independent Obligations . . . . . . . . . . . . . .  14

                                   ARTICLE VI
                                  SUBORDINATION

          SECTION 6.1    Ranking . . . . . . . . . . . . . . . . . . . . . .  14
          SECTION 6.2    Effect of Subordination Provisions; Termination . .  14

                                   ARTICLE VII
                                   TERMINATION

          SECTION 7.1    Termination . . . . . . . . . . . . . . . . . . . .  15

                                  ARTICLE VIII
                                 INDEMNIFICATION

          SECTION 8.1    Exculpation . . . . . . . . . . . . . . . . . . . .  15
          SECTION 8.2    Indemnification . . . . . . . . . . . . . . . . . .  15

                                   ARTICLE IX
                                  MISCELLANEOUS

          SECTION 9.1    Assignment  . . . . . . . . . . . . . . . . . . . .  16
          SECTION 9.2    Successors and Assigns  . . . . . . . . . . . . . .  16
          SECTION 9.3    Amendments  . . . . . . . . . . . . . . . . . . . .  16
          SECTION 9.4    Notices . . . . . . . . . . . . . . . . . . . . . .  16
          SECTION 9.5    Benefit . . . . . . . . . . . . . . . . . . . . . .  17
          SECTION 9.6    Governing Law . . . . . . . . . . . . . . . . . . .  17
          SECTION 9.7    Counterparts  . . . . . . . . . . . . . . . . . . .  18

                         SECURITIES GUARANTEE AGREEMENT


               This GUARANTEE AGREEMENT (the "Securities Guarantee"), dated as of January 23, 1997, is executed and delivered by The Washington Water Power Company, a Washington corporation (the "Guarantor"), and Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity, but solely as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Securities (as defined herein) of Washington Water Power Capital I, a Delaware statutory business trust (the "Issuer").

               WHEREAS, pursuant to an Amended and Restated Declaration of Trust (the "Declaration"), dated as of January 23, 1997, among the trustees of the Issuer named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing on the date hereof Two Million and Four Hundred Thousand securities, having an aggregate liquidation amount of $60,000,000, designated the 7 7/8% Trust Originated Preferred Securities(SM), Series A ("TOPrS"(SM)) (the "Securities");

               WHEREAS, as incentive for the Holders to purchase the Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Securities Guarantee, to pay to the Holders of the Securities the Guarantee Payments (as defined herein); and

               WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Common Securities Guarantee") in substantially identical terms to this Securities Guarantee for the benefit of the holders of the Common Securities (as defined herein), except that if an Event of Default (as defined in the Indenture), has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments (as defined in the Common Securities Guarantee) under the Common Securities Guarantee are subordinated to the rights of Holders of Securities to receive Guarantee Payments under this Securities Guarantee.

               NOW, THEREFORE, in consideration of the purchase by each Holder of Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Securities Guarantee for the benefit of the Holders.


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                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

     SECTION 1.1    Definitions and Interpretation
                    ------------------------------

               In this Securities Guarantee, unless the context otherwise requires:

               (a) Capitalized terms used in this Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

               (b) terms defined in the Declaration as at the date of execution of this Securities Guarantee have the same meaning when used in this Securities Guarantee unless otherwise defined in this Securities Guarantee;

               (c) a term defined anywhere in this Securities Guarantee has the same meaning throughout;

               (d) all references to "the Securities Guarantee" or "this Securities Guarantee" are to this Securities Guarantee as modified, supplemented or amended from time to time;

               (e) all references in this Securities Guarantee to Articles and Sections are to Articles and Sections of this Securities Guarantee, unless otherwise specified;

               (f) a term defined in the Trust Indenture Act has the same meaning when used in this Securities Guarantee, unless otherwise defined in this Securities Guarantee or unless the context otherwise requires; and

               (g) a reference to the singular includes the plural and vice versa.

               "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

               "Business Day" means any day other than a day on which banking institutions in the City of New York, New York are authorized or required by any applicable law to close.

               "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer.

               "Corporate Trust Office" means the office of the Guarantee Trustee at which the corporate trust business of the Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

               "Covered Person" means any Holder or beneficial owner of Securities.

               "Debentures" means the series of junior subordinated debt securities of the Guarantor designated the 7 7/8% Junior Subordinated Deferrable Interest Debentures, Series A, due 2037 held by the Institutional Trustee of the Issuer.

               "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Securities Guarantee.

               "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions that are required to be paid on such Securities to the extent the Issuer shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price") to the extent the Issuer shall have funds available therefor, with respect to any Securities called for redemption by the Issuer, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer (other than in connection with the distribution of Debentures to the Holders in exchange for Securities as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Securities to the date of payment and (b) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

               "Guarantee Trustee" means Wilmington Trust Company, a Delaware banking corporation, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Securities Guarantee and thereafter means each such Successor Guarantee Trustee.

               "Holder" means any holder, as registered on the books and records of the Issuer of any Securities; provided, however, that in determining whether the holders of the requisite percentage of Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

               "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Guarantee Trustee.

               "Indenture" means the Indenture dated as of January 1, 1997, between the Guarantor (the "Debenture Issuer") and Wilmington Trust Company, as trustee, as supplemented, pursuant to which certain subordinated debt securities of the Debenture Issuer are to be issued to the Property Trustee of the Issuer.

               "Majority in liquidation amount of the Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s) of Securities, voting separately as a class, of more than 50% of the liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Securities.

               "Officer's Certificate" means, with respect to any Person, a certificate signed by an Authorized Officer of such Person. Any Officer's

     Certificate delivered with respect to compliance with a condition or covenant provided for in this Securities Guarantee shall include:

               (a) a statement that the officer signing the Officer's Certificate has read the covenant or condition and the definition relating thereto;

               (b) a brief statement of the nature and scope of the examination or investigation undertaken by the officer in rendering the Officer's Certificate;

               (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

               "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

               "Responsible Officer" means, with respect to the Guarantee Trustee, any officer within the Corporate Trust Office of the Guarantee Trustee, including any vice president, any assistant vice president, any assistant secretary, the treasurer, any assistant treasurer or other officer of the Corporate Trust Office of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

               "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

               "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

               "Trust Securities" means the Common Securities and the Securities.


                                   ARTICLE II
                               TRUST INDENTURE ACT

     SECTION 2.1    Trust Indenture Act; Application

               (a) This Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Securities Guarantee and shall, to the extent applicable, be governed by such provisions; and

               (b) if and to the extent that any provision of this Securities Guarantee limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

     SECTION 2.2    Lists of Holders of Securities

               (a) The Guarantor shall provide the Guarantee Trustee with a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Securities ("List of Holders") as of such date, (i) within 1 Business Day after January 1 and June 30 of each year, and (ii) at any other time, within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Guarantee Trustee; provided, however, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

               (b) The Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

     SECTION 2.3    Reports by the Guarantee Trustee

               Within 60 days after May 15 of each year, the Guarantee Trustee shall provide to the Holders of the Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

     SECTION 2.4    Periodic Reports to Guarantee Trustee

               The Guarantor shall provide to the Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

     SECTION 2.5    Evidence of Compliance with Conditions Precedent

               The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Securities Guarantee that relate to any of the matters set forth in
     Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officer's Certificate.

     SECTION 2.6    Events of Default; Waiver

               The Holders of a Majority in liquidation amount of Securities may, by vote, on behalf of the Holders of all of the Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     SECTION 2.7    Event of Default; Notice

               (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Securities, notices of all Events of Default actually known to a Responsible Officer of the Guarantee Trustee, unless such defaults have been cured before the giving of such notice; provided, however, that the Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities.

               (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer of the Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge.

     SECTION 2.8    Conflicting Interests

               The Declaration shall be deemed to be specifically described in this Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                   ARTICLE III
                          POWERS, DUTIES AND RIGHTS OF
                                GUARANTEE TRUSTEE

     SECTION 3.1    Powers and Duties of the Guarantee Trustee

               (a) This Securities Guarantee shall be held by the Guarantee Trustee for the benefit of the Holders of the Securities, and the Guarantee Trustee shall not transfer this Securities Guarantee to any Person except a Holder of Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

               (b) If an Event of Default actually known to a Responsible Officer of the Guarantee Trustee has occurred and is continuing, the Guarantee Trustee shall enforce this Securities Guarantee for the benefit of the Holders of the Securities.

               (c)  Except during the continuance of an Event of Default,

               (i) the Guarantee Trustee undertakes to perform only such duties as are specifically set forth in this Securities Guarantee, and no implied covenants shall be read into this Securities Guarantee against the Guarantee Trustee; and

               (ii) in the absence of bad faith on its part, the Guarantee Trustee may, with respect to Securities of such series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Securities Guarantee; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Securities Guarantee.

               (d) In case an Event of Default shall have occurred and be continuing, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

               (e) No provision of this Securities Guarantee shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this subsection shall not be construed to limit the effect of subsection (c) of this Section;

               (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

               (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Securities Guarantee; and

               (iv) no provision of this Securities Guarantee shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Securities Guarantee or indemnity, reasonably satisfactory to the Guarantee Trustee, against such risk or liability is not reasonably assured to it.

               (f) The Guarantee Trustee shall be authorized to undertake all actions set forth in Section 317(a) of the Trust Indenture Act.


     SECTION 3.2    Certain Rights of Guarantee Trustee

               (a) Subject to the provisions of Section 3.1 and to the applicable provisions of the Trust Indenture Act:

               (i) The Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

               (ii) Any request, direction or act of the Guarantor contemplated by this Securities Guarantee shall be sufficiently evidenced by an Officer's Certificate, or as otherwise expressly provided herein.

               (iii) Whenever, in the administration of this Securities Guarantee the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officer's Certificate.

               (iv) The Guarantee Trustee may consult with counsel of its selection, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon such advice or opinion; and any such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees.

               (v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Securities Guarantee at the request or direction of any Holder pursuant to this Securities Guarantee, unless such Holder shall have offered to the Guarantee Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction.

               (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Guarantee Trustee shall determine to make any such further inquiry or investigation, it shall (subject to applicable legal requirements) be permitted to examine, during usual business hours, the books, records and premises of the Issuer or the Guarantor, personally or by agent or attorney.

               (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

               (viii) The Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or registration thereof.

               (ix) Any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders of the Securities, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Securities Guarantee, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action.

               (b) No provision of this Securities Guarantee shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive or discretionary power or authority available to the Guarantee Trustee shall be construed to be a duty or obligation.

     SECTION 3.3    Not Responsible for Recitals or Issuance of Guarantee
                    Securities


               The recitals contained in this Securities Guarantee shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Securities Guarantee.


                                   ARTICLE IV
                                GUARANTEE TRUSTEE

     SECTION 4.1    Guarantee Trustee; Eligibility

               (a) There shall at all times be a Guarantee Trustee which shall be:

               (i) a corporation organized and doing business under the laws of the United States, any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Fifty Million Dollars ($50,000,000) and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority, or

               (ii) if and to the extent permitted by the Commission by rule, regulation or order upon application, a corporation or other Person organized and doing business under the laws of a foreign government, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Fifty Million Dollars ($50,000,000) or the Dollar equivalent of the applicable foreign currency and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, and, in either case, qualified and eligible under this Article and the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

               (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

               (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor (as if it were the obligor referred to in Section 310(b) of the Trust Indenture Act) shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

               (d) The Guarantee Trustee shall be deemed to be specifically described in this Securities Guarantee for purposes of clause (i) of the first provision contained in Section 310(b) of the Trust Indenture Act.


     SECTION 4.2    Appointment, Removal and Resignation of Guarantee Trustee

               (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor except during an Event of Default under the Indenture.

               (b) The Guarantee Trustee shall not be removed in accordance with
     Section 4.2(a) until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

               (c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until his death, removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing signed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

               (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery of an instrument of removal or resignation, the Guarantee Trustee resigning or being removed, as applicable, may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper and prescribe, appoint a Successor Guarantee Trustee.

               (e) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

               (f) Upon termination of this Securities Guarantee or removal or resignation of the Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Guarantee Trustee all amounts accrued to the date of such termination, removal or resignation.

                                    ARTICLE V
                                    GUARANTEE

     SECTION 5.1    Guarantee

               The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Issuer), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

     SECTION 5.2    Waiver of Notice and Demand

               The Guarantor hereby waives notice of acceptance of this Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

     SECTION 5.3    Obligations Not Affected

               The obligations, covenants, agreements and duties of the Guarantor under this Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

               (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Securities to be performed or observed by the Issuer;

               (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures);

               (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

               (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

               (e) any invalidity of, or defect or deficiency in, the Securities;

               (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

               (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

               There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

     SECTION 5.4    Rights of Holders

               (a) The Holders of a Majority in liquidation amount of the Securities have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the Guarantee Trustee in respect of this Securities Guarantee or exercising any trust or power conferred upon the Guarantee Trustee under this Securities Guarantee.

               (b) If the Guarantee Trustee fails to enforce such Securities Guarantee, any Holder of Securities may institute a legal proceeding directly against the Guarantor to enforce the Guarantee Trustee's rights under this Securities Guarantee, without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. The Guarantor waives any right or remedy to require that any action be brought first against the Issuer or any other person or entity before proceeding directly against the Guarantor.

     SECTION 5.5    Guarantee of Payment

               This Securities Guarantee creates a guarantee of payment and not of collection.

     SECTION 5.6    Subrogation

               The Guarantor shall be subrogated to all (if any) rights of the Holders of Securities against the Issuer in respect of any amounts paid to such Holders by the Guarantor under this Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

     SECTION 5.7    Independent Obligations

               The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.

                                   ARTICLE VI
                                  SUBORDINATION

     SECTION 6.1    Ranking

               This Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all other liabilities of the Guarantor and (ii) pari passu with the Common Securities Guarantee and any other guarantee now or hereafter entered into by the Guarantor with respect to any preferred or capital securities issued by any trust, partnership or other entity which is a financing vehicle of the Guarantor, except that, where an Event of Default (as defined in the Indenture) occurs and is continuing, the rights of holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights to payment of Holders of Securities.

     SECTION 6.2    Effect of Subordination Provisions; Termination

               Notwithstanding anything contained herein to the contrary, other than as provided in the immediately succeeding sentence, all the provisions of this Securities Guarantee shall be subject to the provisions of this Article Six, so far as the same may be applicable thereto.

               Notwithstanding anything contained herein to the contrary, the provisions of Section 6.1(i) shall be of no further effect with respect to all or a portion of all other liabilities of the Guarantor, and this Securities Guarantee shall no longer be subordinated in right of payment to such other liabilities of the Guarantor, to the extent that the Guarantor shall have delivered to the Guarantee Trustee a notice to such effect specifying therein such other liabilities to which this Securities

     Guarantee shall no longer be subordinated and shall have taken correlative action with respect to the Common Securities Guarantee.


                                   ARTICLE VII
                                   TERMINATION

     SECTION 7.1    Termination

               This Securities Guarantee shall terminate upon (i) full payment of the Redemption Price of all Securities, (ii) upon the distribution of the Debentures to the Holders of all of the Securities or (iii) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Issuer. Notwithstanding the foregoing, this Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of Securities must restore payment of any sums paid under the Securities or under this Securities Guarantee.


                                  ARTICLE VIII
                                 INDEMNIFICATION

     SECTION 8.1    Exculpation

               (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

               (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Securities might properly be paid.

     SECTION 8.2    Indemnification

               The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any and all loss, liability, damage, claim or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Securities Guarantee.

                                   ARTICLE IX
                                  MISCELLANEOUS

     SECTION 9.1    Assignment

               The Guarantor may assign its obligations under this Securities Guarantee and thereupon be released and discharged from all obligations hereunder upon compliance with the conditions set forth in Section 1005(a)(i)-(iv) of the Indenture.

     SECTION 9.2    Successors and Assigns

               All guarantees and agreements contained in this Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Securities then outstanding.

     SECTION 9.3    Amendments

               Except with respect to any changes that do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Securities Guarantee may only be amended with the prior approval of the Holders of at least a Majority in liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all the outstanding Securities. The provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Securities apply to the giving of such approval.

     SECTION 9.4    Notices

               All notices provided for in this Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by first class mail, as follows:

               (a) If given to the Guarantee Trustee, at the Guarantee Trustee's mailing address set forth below (or such other address as the Guarantee Trustee may give notice of to the Holders of the Securities):

                    Wilmington Trust Company

                    Rodney Square North
                    1100 North Market Street
                    Wilmington, Delaware 19890
                    Attention: Corporate Trust Administration
                    Telecopy: (302) 651-1576

               (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Securities):

                    The Washington Water Power Company
                    1411 East Mission Avenue
                    Spokane, Washington 99202
                    Attention:  Treasurer
                    Telecopy: (509) 482-4879

               (c) If given to any Holder of Securities, at the address set forth on the books and records of the Issuer.

               All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

     SECTION 9.5    Benefit

               This Securities Guarantee is solely for the benefit of the Holders of the Securities and, subject to Section 3.1(a), is not separately transferable from the Securities.

     SECTION 9.6    Governing Law

               THIS SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     SECTION 9.7    Counterparts

               This Securities Guarantee may contain more than one counterpart of the signature page and this Securities Guarantee may be executed by the affixing of the signature of each of the parties hereto to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

               THIS SECURITIES GUARANTEE is executed as of the day and year first above written.

                                     THE WASHINGTON WATER POWER
                                     COMPANY, as Guarantor


                                     By: /s/ J.E. ELIASSEN
                                        ----------------------------
                                        Name:  J.E. Eliassen
                                        Title:  Senior Vice President
                                                and Chief Financial
                                                Officer


                                     WILMINGTON TRUST COMPANY,
                                     not in its individual capacity,
                                     but solely as Guarantee Trustee


                                     By: /s/ DONALD G. MACKELCAN
                                        ----------------------------
                                        Name:  Donald G. MacKelcan
                                        Title:  Assistant Vice President

                ================================================



                        AMENDED AND RESTATED DECLARATION

                                    OF TRUST


                        WASHINGTON WATER POWER CAPITAL I


                          Dated as of January 23, 1997



                 ===============================================

                           TABLE OF CONTENTS

                               ARTICLE I
                    INTERPRETATION AND DEFINITIONS

SECTION 1.1   Definitions ..............................................     -2-

                                   ARTICLE II
                               TRUST INDENTURE ACT

SECTION 2.1   Trust Indenture Act; Application .........................     -7-
SECTION 2.2   Lists of Holders of Trust Securities .....................     -8-
SECTION 2.3   Reports by the Institutional Trustee .....................     -8-
SECTION 2.4   Periodic Reports to Institutional Trustee ................     -9-
SECTION 2.5   Evidence of Compliance with Conditions
              Precedent ................................................     -9-
SECTION 2.6   Events of Default; Waiver ................................     -9-
SECTION 2.7   Notice of Event of Default ...............................    -10-

                                   ARTICLE III
                                  ORGANIZATION

SECTION 3.1   Name .....................................................    -11-
SECTION 3.2   Office ...................................................    -11-
SECTION 3.3   Purpose ..................................................    -11-
SECTION 3.4   Authority ................................................    -11-
SECTION 3.5   Title to Property of the Trust ...........................    -12-
SECTION 3.6   Powers and Duties of the Regular Trustees ................    -12-
SECTION 3.7   Prohibition of Actions by the Trust and the Trustees .....    -15-
SECTION 3.8   Powers and Duties of the Institutional
              Trustee ..................................................    -16-
SECTION 3.9   Certain Duties and Responsibilities ......................    -18-
SECTION 3.10   Certain Rights of Institutional Trustee .................    -21-
SECTION 3.11   Delaware Trustee ........................................    -24-
SECTION 3.12   Execution of Documents ..................................    -24-
SECTION 3.13   Not Responsible for Recitals or Issuance of
               Trust Securities ........................................    -24-
SECTION 3.14   Duration of Trust .......................................    -25-
SECTION 3.15   Mergers .................................................    -25-

                                   ARTICLE IV
                                     SPONSOR

SECTION 4.1    Sponsor's Purchase of Common Securities ..................   -27-
SECTION 4.2    Responsibilities of the Sponsor ..........................   -27-

                                    ARTICLE V
                                    TRUSTEES

SECTION 5.1    Number of Trustees .......................................   -28-
SECTION 5.2    Delaware Trustee .........................................   -28-
SECTION 5.3    Institutional Trustee; Eligibility .......................   -29-
SECTION 5.4    Certain Qualifications of Regular Trustees and Delaware
               Trustee Generally ........................................   -30-
SECTION 5.5    Regular Trustees .........................................   -30-
SECTION 5.6    Delaware Trustee .........................................   -31-
SECTION 5.7    Appointment, Removal and Resignation of
               Trustees .................................................   -31-
SECTION 5.8    Vacancies among Trustees .................................   -32-
SECTION 5.9    Effect of Vacancies ......................................   -33-
SECTION 5.10   Meetings .................................................   -33-
SECTION 5.11   Delegation of Power ......................................   -33-
Section 5.12   Merger, Conversion, Consolidation or
               Succession to Business ...................................   -34-

                                   ARTICLE VI
                                  DISTRIBUTIONS

SECTION 6.1    Distributions ............................................   -34-

                                   ARTICLE VII
                             ISSUANCE OF SECURITIES

SECTION 7.1    General Provisions Regarding Trust
               Securities ...............................................   -35-
SECTION 7.2    Paying Agent .............................................   -36-

                                  ARTICLE VIII
                              TERMINATION OF TRUST

SECTION 8.1    Termination of Trust .....................................   -36-

                                   ARTICLE IX
                              TRANSFER OF INTERESTS

SECTION 9.1    Transfer of Trust Securities .............................   -37-
SECTION 9.2    Transfer of Certificates .................................   -38-
SECTION 9.3    Deemed Trust Security Holders ............................   -39-
SECTION 9.4    Security Certificates ....................................   -39-
SECTION 9.5    Mutilated, Destroyed, Lost or Stolen
               Certificates .............................................   -39-

                                    ARTICLE X
                           LIMITATION OF LIABILITY OF
                 HOLDERS OF TRUST SECURITIES, TRUSTEES OR OTHERS

SECTION 10.1    Liability ...............................................   -40-
SECTION 10.2    Exculpation .............................................   -40-
SECTION 10.3    Fiduciary Duty ..........................................   -41-
SECTION 10.4    Indemnification .........................................   -42-
SECTION 10.5    Outside Businesses ......................................   -45-

                                   ARTICLE XI
                                   ACCOUNTING

SECTION 11.1    Fiscal Year .............................................   -46-
SECTION 11.2    Certain Accounting Matters ..............................   -46-
SECTION 11.3    Banking .................................................   -47-
SECTION 11.4    Withholding .............................................   -47-

                                   ARTICLE XII
                             AMENDMENTS AND MEETINGS

SECTION 12.1    Amendments ..............................................   -48-
SECTION 12.2    Meetings of the Holders of Trust Securities;
                Action by Written Consent ...............................   -50-

                                  ARTICLE XIII
                    REPRESENTATIONS OF INSTITUTIONAL TRUSTEE
                              AND DELAWARE TRUSTEE

SECTION 13.1    Representations and Warranties of
                Institutional Trustee ...................................   -52-
SECTION 13.2    Representations and Warranties of Delaware Trustee ......   -52-

                                   ARTICLE XIV
                                  MISCELLANEOUS

SECTION 14.1    Notices .................................................   -53-
SECTION 14.2    Governing Law ...........................................   -55-
SECTION 14.3    Intention of the Parties ................................   -55-
SECTION 14.4    Headings ................................................   -55-
SECTION 14.5    Successors and Assigns ..................................   -55-
SECTION 14.6    Partial Enforceability ..................................   -55-
SECTION 14.7    Counterparts ............................................   -55-


ANNEX I       TERMS OF TRUST SECURITIES .................................    I-1
EXHIBIT A-1   FORM OF SECURITY CERTIFICATE ..............................   A1-1
EXHIBIT A-2   FORM OF COMMON SECURITY CERTIFICATE .......................   A2-1

                             CROSS-REFERENCE TABLE*


   Section of
Trust Indenture Act                                        Section of
of 1939, as amended                                        Declaration
-------------------                                        -----------

     310(a) ...........................................       5.3(a)
     310(b) ...........................................       5.3(c)
     310(c) ...........................................       Inapplicable
     311(a) ...........................................       2.2(b)
     311(b) ...........................................       2.2(b)
     311(c) ...........................................       Inapplicable
     312(a) ...........................................       2.2(a)
     312(b) ...........................................       2.2(b)
     313 ..............................................       2.3
     314(a) ...........................................       2.4
     314(b) ...........................................       Inapplicable
     314(c) ...........................................       2.5
     314(d) ...........................................       Inapplicable
     314(e) ...........................................       1.1  (Definition
                                                                   of Officer's
                                                                   Certificate)
     314(f) ...........................................       Inapplicable
     315(a) ...........................................       3.9(a)
     315(b) ...........................................       2.7
     315(c) ...........................................       3.9(b)
     315(d) ...........................................       3.9(c)
     316(a) ...........................................       2.6; Annex I,
                                                                   Section 5
     316(c) ...........................................       3.6(e)
     317(a) ...........................................       3.8(h)
     317(b) ...........................................       3.8(i)
     318 ..............................................       2.1

----------------
* This Cross-Reference Table does not constitute part of the Declaration and shall not affect the interpretation of any of its terms or provisions.